================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-12

                              FTI CONSULTING, INC.
--------------------------------------------------------------------------------

              (Name of the Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
    2) Form, Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date Filed:

================================================================================

                           Preliminary Proxy Statement

                                     [LOGO]
                          900 Bestgate Road, Suite 100
                            Annapolis, Maryland 21401
                                 (410) 224-8770

                                                                  April 14, 2003

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 2003 Annual Meeting of Stockholders of FTI Consulting, Inc. on May 21, 2003, at 9:30 a.m., EDT, at FTI's business office, located at 909 Commerce Road, Annapolis, Maryland 21401.

     Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of the Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about FTI. Also enclosed with this letter is FTI's Annual Report to Stockholders for 2002.

     At the Annual Meeting, we will ask you to:

     .  Elect two Class I directors;

     . Approve an amendment of our charter to increase our authorized capital stock;

     .  Approve an amendment of our Employee Stock Purchase Plan, as amended;

     . Ratify the selection of Ernst & Young LLP as our independent accountants for 2003; and

     . Transact any other business that is properly presented at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares of Common Stock will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,

                                          Jack B. Dunn, IV
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                             Your Vote Is Important

     Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.
       If you have any questions about voting your shares, please contact Theodore I. Pincus, Executive Vice President, Chief Financial Officer and
    Assistant Secretary, FTI Consulting, Inc., 900 Bestgate Road, Suite 100,
            Annapolis, Maryland 21401, Telephone No. (410) 224-8770.

                              FTI CONSULTING, INC.

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

      ---------------------------------------------------------------
       Date:   May 21, 2003

       Time:   9:30 a.m., EDT

       Place:  909 Commerce Road, Annapolis, Maryland  21401
      ---------------------------------------------------------------

Dear Stockholder:

     At the Annual Meeting, we will ask you to:

     .  Elect two Class I directors;

     . Approve an amendment of our charter to increase our authorized capital stock;

     .  Approve an amendment of our Employee Stock Purchase Plan, as amended;

     . Ratify the selection of Ernst & Young LLP as our independent accountants for 2003; and

     . Transact any other business that is properly presented at the Annual Meeting.

     You will be able to vote your shares of Common Stock at the Annual Meeting if you were a stockholder of record at the close of business on March 14, 2003.

                                           By Order of the Board of Directors

                                           Theodore I. Pincus
                                           Assistant Secretary

April 14, 2003

                  YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

    Please indicate your vote on the enclosed proxy card and return it in the enclosed envelope as soon as possible, even if you plan to attend the meeting.

   If you have questions about voting your shares, please contact Theodore I.
     Pincus, Executive Vice President, Chief Financial Officer and Assistant Secretary, FTI Consulting, Inc., 900 Bestgate Road, Suite 100, Annapolis,
                  Maryland 21401, Telephone No. (410) 224-8770.

              If you attend the meeting, you will be able to revoke
                         your proxy and vote in person.

                                     [Logo]
                          900 Bestgate Road, Suite 100
                            Annapolis, Maryland 21401

                                                                  April 14, 2003

                       PROXY STATEMENT FOR ANNUAL MEETING

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2003 Annual Meeting of Stockholders of FTI Consulting, Inc. The 2003 Annual Meeting will be held on May 21, 2003, at 9:30 a.m., EDT, at FTI's business office, located at 909 Commerce Road, Annapolis, Maryland 21401.

     This Proxy Statement provides information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting and other relevant information.

     On April 14, 2003, we began mailing information to people who, according to our records, owned shares of our Common Stock at the close of business on March 14, 2003. We have mailed with that information a copy of FTI's Annual Report to Stockholders for 2002.

              INFORMATION ABOUT THE 2003 ANNUAL MEETING AND VOTING

The Annual Meeting

     The Annual Meeting will be held on May 21, 2003 at 9:30 a.m., EDT, at FTI's business office, located at 909 Commerce Road, Annapolis, Maryland 21401.

This Proxy Solicitation

     We are sending you this Proxy Statement because FTI's Board of Directors is seeking a proxy to vote your shares of our Common Stock at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On April 14, 2003, we began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of our Common Stock at the close of business on March 14, 2003.

     FTI is paying the cost of requesting these proxies. FTI's directors, officers and employees may request proxies in person or by telephone, mail, facsimile or letter. FTI will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our Common Stock.

Voting Your Shares

     You have one vote for each share of our Common Stock that you owned of record at the close of business on March 14, 2003. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

     You may vote your shares of our Common Stock at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the person or persons designated on the proxy card to vote your shares of our Common Stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

     IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

     If you complete the proxy card except for the voting instructions, then your shares will be voted FOR the election of the Class I directors, FOR the amendment to our charter, FOR the amendment to our Employee Stock Purchase Plan and FOR the ratification of the selection of Ernst & Young LLP as our independent accountants for the year 2003.

Revoking Your Proxy

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

     . You may notify the Secretary of FTI in writing that you wish to revoke your proxy.

     .  You may submit a proxy dated later than your original proxy.

     . You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of Common Stock.

Vote Required for Approval

Proposal 1: Election of Two                     The two nominees for election as  Class I
   Class I Directors                            directors who receive the most votes will be
                                                elected. So, if you do not vote for a particular
                                                nominee, or you indicate "withhold authority to
                                                vote" for a particular nominee on your proxy
                                                card, your vote will not count either for or
                                                against the nominee.

Proposal 2:  Amendment of Our Charter           The affirmative vote of a majority of all
                                                outstanding shares entitled to vote is required
                                                to approve. If you abstain from voting, your
                                                abstention will constitute a vote against the
                                                proposal.

Proposals 3 and 4: Amendment to Our Employee    The affirmative vote of a majority of the
   Stock Purchase Plan and Ratification of      votes cast at the Annual Meeting is required.
   Selection of Our Independent Accountants     So, an abstention will not count as a vote for
                                                or against the proposal.

     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on Proposals 1, 2, 3 and 4.

     Quorum. On March 14, 2003, the record date for the Annual Meeting, 27,463,531 shares of our Common Stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, except the Annual Meeting may be adjourned until such time as a quorum is present. In deciding whether a quorum is present, abstentions will be counted as shares of Common Stock that are represented at the Annual Meeting.

Additional Information

     FTI's Annual Report to Stockholders for the year ended December 31, 2002, including our consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about FTI.

                 PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     We will present the following four proposals at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly presents any other proposal at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of Common Stock on the proposal in our best judgment.

                       PROPOSAL 1. - ELECTION OF DIRECTORS

     FTI's charter provides that its Board of Directors will consist of three classes. The members of each class are elected for three-year terms. We currently have seven directors, of which the two directors constituting the Class I directors are to be elected at the 2003 Annual Meeting. The terms of the Class II and Class III directors will expire at the Annual Meetings of Stockholders to be held in 2004 and 2005, respectively.

     On March 26, 2003, the Nominating and Corporate Governance Committee of our Board of Directors unanimously recommended to the Board that the following individuals be nominated for election to our Board of Directors as Class I directors:

                               James A. Flick, Jr.
                               Peter F. O'Malley

     Based upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Messrs. Flick and O'Malley for election to our Board of Directors as Class I directors. Each director will be elected to serve for a three-year term, or thereafter until his replacement is chosen and qualifies. Messrs. Flick and O'Malley are currently members of the Board of Directors, and each has agreed to continue to serve as a director if elected. More detailed information about each of the nominees is provided in the section of this Proxy Statement titled "The Board of Directors."

     If either of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

  The Board of Directors unanimously recommends that you vote FOR the nominees for election as Class I directors.

                 PROPOSAL 2. - INCREASE AUTHORIZED CAPITAL STOCK

     On February 11, 2003, our Board of Directors unanimously approved an amendment to our charter to increase the number of shares of authorized stock to 80,000,000 shares, consisting of 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Currently, we are authorized to issue up to 50,000,000 shares of capital stock, consisting of 45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. On March 17, 2003, we had 27,468,531 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. The form of the proposed amendment is attached to this Proxy Statement as Exhibit A.

     We would like to increase the number of shares of our capital stock to accommodate our planned three-for-two stock split of our Common Stock that we announced on March 17, 2003, any future stock splits, acquisitions and financings and for other corporate purposes. Other than with respect to the reservation of shares of our Common Stock in connection with our planned three-for-two stock split and increase in the authorized shares under our Employee Stock Purchase Plan, we have no existing or proposed plans, agreements or understandings to issue, or reserve for future issuance, any of the additional shares of capital stock that would be authorized by the proposed amendment. The new shares of Common Stock would have the same rights as the presently authorized shares of Common Stock.

     We are subject to restrictions on our ability to issue additional shares of capital stock in some situations. For example, the current New York Stock Exchange rules generally require that we obtain stockholder approval before we issue our capital stock when the number of shares to be issued equals or exceeds 20% of the outstanding voting power. There are numerous other situations, however, where we may issue shares of capital stock without seeking the approval of the stockholders. The issuance of additional shares of capital stock other than in connection with a stock split, could have a dilutive effect on your ownership of FTI. Stockholders do not have preemptive rights. Additionally, the issuance of shares in some instances may have the effect of forestalling a merger, tender offer, proxy contest, assumption of control by a holder of a large block of our stock or the removal of our incumbent management. Our Board of Directors does not intend or view the increase in authorized capital stock as an anti-takeover measure, and we are not aware of any proposed or contemplated transaction of this type.

 The Board of Directors unanimously recommends that you vote FOR this proposal.

              PROPOSAL 3. - AMEND THE EMPLOYEE STOCK PURCHASE PLAN

     We are asking you to approve an amendment to our Employee Stock Purchase Plan, as amended (the "Plan"), to increase from 950,000 to 1,200,000 the number of shares of Common Stock that we can issue under the Plan. No other amendments are proposed to be made to the Plan at this time. The following is a summary of the Plan as it will be if the stockholders approve the amendment. A copy of the Plan is attached to this Proxy Statement as Exhibit B.

General

     Purpose. The Plan offers eligible employees the opportunity to purchase shares of our Common Stock through after-tax payroll deductions. We believe that enabling employees to acquire an equity interest in us creates a stronger incentive for employees to expend maximum effort toward our growth and success. Funds received by us under the Plan may be used for any general corporate purpose.

     Eligibility. All of our employees are eligible to participate in the Plan, so long as they are regularly scheduled to work at least 20 hours per week and do not hold more than 5% of our Common Stock. As of March 17, 2003, about 744 employees in our continuing operations were eligible to participate in the Plan.

     Shares Available Under the Plan. The Plan authorizes the issuance of up to 1,200,000 shares of our authorized but unissued Common Stock. The number of shares issuable under the Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes that affect our Common Stock. Because the Plan permits employees to choose their own level of participation, subject to overall tax and program limits, the specific amounts to be granted to particular persons cannot be determined in advance.

As of March 17, 2003, 714,519 shares of our Common Stock have been issued under the Plan since its inception in 1997.

     Administration. The Plan is administered by our Compensation Committee. The Compensation Committee has the authority and discretion to make, administer and interpret rules and regulations to administer the Plan. In addition, the Compensation Committee has the authority and discretion to modify the eligibility requirements for participation in the Plan from time to time, so long as those modifications do not require stockholder approval in order for the Plan to continue to qualify under Section 423 of the Internal Revenue Code and they do not materially increase our cost of maintaining the Plan.

Purchase of Shares under the Plan

     Offering Periods. Offering periods under the Plan run from January 1 to June 30 and July 1 to December 31 of each calendar year.

     Election to Participate. Employees must elect before the beginning of a given offering period to participate; however, once an employee has elected to participate, that election carries forward to future offering periods until revoked. The employee may elect to have between 1% and 15% of compensation set aside for use in purchasing shares of our Common Stock at the end of the offering period. The employee may not change the elected percentage during an offering period but may withdraw entirely, so long as the withdrawal is made at least 30 days before the end of the offering period.

     Purchase Price. The purchase price of shares of our Common Stock under the Plan is 85% of the fair market value of our Common Stock on the first day or the last day of the offering period, whichever is lower. No employee may purchase more than $25,000 worth of our Common Stock in all offering periods ending during the same calendar year. The closing price of a share of our Common Stock, as reported on the New York Stock Exchange on March 17, 2003, was $44.32.

     Purchases. Shares of our Common Stock are purchased automatically on behalf of all participating employees as of the last day of the offering period, unless the employee has requested withdrawal of his payroll deductions at least 30 days earlier. The number of shares to be purchased is determined by dividing the dollars accumulated through payroll deduction by the purchase price, and rounding down to the nearest whole number of shares. The purchase price is ordinarily paid through payroll deduction, but the Compensation Committee is authorized to accept payment through the tendering of shares of Common Stock subject to such rules and regulations as the Compensation Committee may determine. An employee does not have any of the rights of a stockholder until payment in full for the shares is received and a stock certificate is issued.

     Termination of Service. Employees who terminate their employment or die during an offering period will be deemed to have elected withdrawal of all payroll deductions and will not purchase shares under such offering period.

     Substantial Corporate Changes. If we have a "substantial corporate change" (examples of which include total liquidation, sale of all of our shares, a merger in which we do not survive, or sale of substantially all of our assets), we may terminate the offering period and cause the purchase of shares to occur on behalf of participating employees immediately before the substantial corporate change occurs.

     Stockholder Approval. In general, stockholder approval is required for changes to the extent necessary to preserve the Plan's status as a plan under
Section 423 of the Internal Revenue Code.

     Amendment or Termination. Our Board of Directors may amend or terminate the Plan at any time. Unless we extend the Plan, no offering periods will begin after December 31, 2006.

Tax Consequences

     The following summarizes the federal income tax consequences of participation in the Plan. The summary does not cover employment taxes except as specified and does not cover state, local, or foreign tax consequences, if any.

     Purchases of shares under the Plan are intended to qualify for the favorable federal income tax treatment provided by an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code. Deductions from an employee's compensation will be made on a post-tax basis. In other words, the employee will be taxed on amounts deducted for the purchase of shares of our Common Stock as if he had instead received his full salary or wages. Other than this, no income will be taxable to an employee until disposition of the shares acquired, and the method of taxation will depend on how long he held the shares before disposition.

     If the purchased shares of Common Stock are disposed of more than two years after the beginning of the applicable offering period (July 1 or January 1) and more than one year after the exercise date or if the employee dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or (b) 15% of the fair market value of the stock as of the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

     If the employee sells or disposes of the stock before expiration of either of the holding periods described above (a "disqualifying disposition"), the excess of the fair market value of the stock on the exercise date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the employee, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the purchase date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to us by reason of the purchase of shares by employees under the Plan. We are generally entitled to a deduction to the extent amounts are taxed as ordinary income to an employee by reason of a disqualifying disposition of the purchased shares of stock, but we are not entitled to a deduction in respect of any ordinary income realized by an employee upon a later disposition or upon death. Our deduction may be limited under Internal Revenue Code Section 162(m) and may be subject to disallowance for failure to report the employee's income (which could arise if an employee does not notify us of the sale of stock in a disqualifying disposition).

New Plan Benefits

     Benefits to be awarded under the Plan will be based upon future participation in the Plan by our employees. As a result, amounts of awards cannot be determined at this time.

 The Board of Directors unanimously recommends that you vote FOR this proposal.

        PROPOSAL 4. - RATIFY ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent accountants for the year ending December 31, 2003. The Audit Committee is seeking ratification of the appointment of Ernst & Young. A representative from Ernst & Young will be available at the Annual Meeting to answer your questions and make a statement if he or she desires.

                                                   2001         2002
                                                  -------     -------
                                                     (in thousands)

               Audit Fees .......................  $165         $512
               Audit-Related Fees ...............    11           80
               Tax Fees .........................   103          132
               All Other Fees ...................    --           --

     In the above table, fees that FTI paid to Ernst & Young in 2001 and 2002 are set forth in accordance with the new rules and regulations of the Securities and Exchange Commission ("SEC"). Audit fees are fees FTI paid Ernst & Young for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures and accounting consultations related to transactions and the adoption of new accounting pronouncements. In 2002, of the approximately $512,000 in audit fees that we incurred, approximately $212,000 was for assistance with our underwritten public offering and the filing of a registration statement on Form S-8. Audit-related fees principally include audit services for FTI subsidiaries and professional services related to financial due diligence for our acquisitions of other businesses. Tax fees primarily include tax compliance and planning services. Ernst & Young did not provide any other services to us in 2002.

 The Board of Directors unanimously recommends that you vote FOR this proposal.

                                 STOCK OWNERSHIP

     There were 27,468,531 shares of our Common Stock issued and outstanding on March 17, 2003. The following table shows the beneficial ownership of our Common Stock as of March 17, 2003 by: (1) each of our current executive officers and directors and (2) all of our current directors and executive officers as a group.

                                                                    Number of Shares          Percentage of Shares
Name of Beneficial Owner(1)(2)                                     Beneficially Owned          Beneficially Owned
------------------------------                                    --------------------       ----------------------
Executive Officers and Directors:
    Jack B. Dunn, IV (3) .......................................            340,353                   1.23%
    Stewart J. Kahn (4) ........................................            145,792                      *
    Theodore I. Pincus (5) .....................................             73,000                      *
    Barry S. Kaufman (6) .......................................              2,000                      *
    Glenn R. Baker .............................................                 --                     --
    Denis J. Callaghan (7) .....................................              8,550                      *
    James A. Flick, Jr. (8) ....................................             61,847                      *
    Peter F. O'Malley (9) ......................................             15,000                      *
    Dennis J. Shaughnessy (10) .................................              3,750                      *
    George P. Stamas (11) ......................................              6,909                      *

    All directors and executive officers as a group (10 persons)            657,201                   2.36%

__________________________

*      Less than 1%.

(1) Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc., 900 Bestgate Drive, Suite 100, Annapolis, Maryland 21401.

(2) We use the SEC's definition of beneficial ownership. This means that the persons named in this table have sole or shared voting and/or investment power over the shares shown. Beneficial ownership also includes shares underlying options currently exercisable or exercisable within 60 days.

(3) Represents 119,065 shares of our Common Stock and 221,288 shares of Common Stock issuable upon the exercise of options. The shares of Common Stock includes 12,000 shares of Common Stock over which Mr. Dunn and his wife share voting and investment power and includes 300 shares over which Mr. Dunn and his son share voting and investment power.

(4) Represents 52,741 shares of our Common Stock and 93,051 shares of our Common Stock issuable upon exercise of stock options.

(5) Represents 10,500 shares of our Common Stock and 62,500 shares of our Common Stock issuable upon exercise of stock options.

(6)  Represents 2,000 shares of our Common Stock.

(7)  Represents 8,550 shares of our Common Stock.

(8) Represents 13,097 shares of our Common Stock and 48,750 shares of our Common Stock issuable upon exercise of stock options. The shares of Common Stock includes 1,500 shares of Common Stock owned by Mr. Flick's wife.

(9) Represents 15,000 shares of our Common Stock held by entities affiliated with Mr. O'Malley.

(10) Represents 3,750 shares of our Common Stock.

(11) Represents 1,909 shares of our Common Stock over which Mr. Stamas and his wife share voting and investment power and 5,000 shares of our Common Stock issuable upon exercise of stock options.

                             THE BOARD OF DIRECTORS

     We have set forth below information about the members of our Board of Directors. We have nominated James A. Flick, Jr. and Peter F. O'Malley for re-election as the Class I directors.

Class I Director Nominees

                                             Director             Principal Occupation and
                                                                  ------------------------
     Name                       Age            Since                Business Experience               Other Directorships
     ----                       ---            -----                -------------------               -------------------
James A. Flick, Jr.             68             1992       Mr. Flick is President and Chief          Mr. Flick is a director
                                                          Executive Officer of Winnow, Inc., a      of Capital One
                                                          management consulting firm.  From 1994    Financial Corporation.
                                                          to 2001, Mr. Flick was also Chairman,
                                                          President and Chief Executive Officer
                                                          of Dome Corporation, a real estate
                                                          development and management services
                                                          company.  Mr. Flick is a certified
                                                          public accountant.


Peter F. O'Malley               64             1992       Mr. O'Malley is President of Aberdeen     Mr. O'Malley is a
                                                          Creek Corporation, a privately-held       director of Potomac
                                                          company engaged in investment, business   Electric Power Company
                                                          consulting and development activities.    and Legg Mason, Inc.
                                                          He is a founder of, and since 1989 has
                                                          been Of Counsel to, the law firm of
                                                          O'Malley, Miles, Nylen & Gilmore.

Class II Directors

                                             Director            Principal Occupation and
                                                                 ------------------------
     Name                       Age            Since                Business Experience               Other Directorships
     ----                       ---            -----                -------------------               -------------------
Denis J. Callaghan              60             2000       Mr. Callaghan retired from Deutsche                 None
                                                          Bank Securities, Inc. in February 2000,
                                                          where he was the Director of North
                                                          American Equity Research.  Prior to
                                                          becoming Director of Equity Research in
                                                          1992, Mr. Callaghan was responsible for
                                                          Alex. Brown's Insurance and Financial
                                                          Services Research Groups.

Dennis J. Shaughnessy           55             1992       Since 1989, Mr. Shaughnessy has been a    Mr. Shaughnessy is a
                                                          General Partner of Grotech Capital        director of TESSCO
                                                          Group, Inc., a venture capital firm.      Technologies, Inc.
                                                          Prior to becoming a General Partner of
                                                          Grotech Capital Group in 1989, Mr.
                                                          Shaughnessy was the Chief Executive
                                                          Officer of CRI International, Inc.

George P. Stamas                52             1992       Since 2002, Mr. Stamas has been a         Mr. Stamas is a
                                                          senior partner of the national law firm   director of Aether
                                                          of Kirkland & Ellis.  Mr. Stamas is       Systems, Inc.
                                                          also a venture partner of New
                                                          Enterprise Associates, a venture
                                                          capital firm.  From 1999 to January
                                                          2002, Mr. Stamas was vice chairman of
                                                          the Board of Directors of Deutsche Bank
                                                          Securities, Inc.  Mr. Stamas is a
                                                          limited partner of the Baltimore
                                                          Orioles, the Washington Capitals and
                                                          the Washington Wizards.  From 1996 to
                                                          1999, Mr. Stamas was a partner in the
                                                          law firm of Wilmer, Cutler & Pickering
                                                          LLP.

Class III Directors

                                             Director             Principal Occupation and
                                                                  ------------------------
     Name                       Age            Since                Business Experience               Other Directorships
     ----                       ---            -----                -------------------               -------------------
Jack B. Dunn, IV                51             1992       Mr. Dunn became Chairman of our Board     Mr. Dunn is a director
                                                          of Directors in December 1998.  Since     of Aether Systems, Inc.
                                                          October 1995, he has served as our
                                                          Chief Executive Officer.  From October
                                                          1995 to December 1998, he also served
                                                          as our President.  From May 1994 to
                                                          October 1995, he served as our Chief
                                                          Operating Officer.  From October 1992
                                                          through September 1995, he served as
                                                          our Chief Financial Officer.  Mr. Dunn
                                                          is a limited partner of the Baltimore
                                                          Orioles.  Prior to joining us, he was a
                                                          member of the Board of Directors of,
                                                          and a Managing Director of Legg Mason
                                                          Wood Walker, Incorporated and directed
                                                          its Baltimore corporate finance and
                                                          investment banking activities.

Stewart J. Kahn                 59             1999       Mr. Kahn has served as our President                None
                                                          since December 1998 and as our Chief
                                                          Operating Officer since September
                                                          1999.  Since 1989, Mr. Kahn has served
                                                          as President of Kahn Consulting, Inc.,
                                                          a turnaround, restructuring and
                                                          bankruptcy and forensic accounting
                                                          practice, which became one of our
                                                          subsidiaries in September 1998.

                           CORPORATE GOVERNANCE OF FTI

     Our business is managed by and under the direction of our Board of Directors. Our Board of Directors seeks to increase stockholder value and promote our long-term growth. The Board establishes our policies and strategies and regularly monitors the effectiveness of our management in carrying out those policies and strategies. As part of the Board's commitment to these principles, the Board has adopted Corporate Governance Guidelines.

     In connection with the adoption of these Corporate Governance Guidelines, we reviewed our then current corporate governance policies and practices. This review included comparing our then current policies and practices to policies and practices suggested by various groups and authorities active in corporate governance and policies and practices of public companies in general. Based upon this review, we adopted policies and practices that our Board of Directors believes represent the appropriate corporate governance policies and practices for us. We will continue to consider the adoption of changes, as appropriate, to enhance our corporate governance policies and practices and to comply with any rule changes made by the SEC or the New York Stock Exchange. We have made available on our website our Corporate Governance Guidelines and other corporate governance documents, including our Policy on Ethics and Business Conduct and the charters for the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors.

Board Organization and Operation

     Members of our Board of Directors are kept informed of our business through discussions with key members of our management team, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

     Our Board of Directors has adopted categorical standards for director independence. Directors who meet these standards are considered independent. Based on these standards, we have determined that Messrs. Callaghan, Flick, O'Malley, Shaughnessy and Stamas are independent directors, and Messrs. Dunn and Kahn are not independent directors. Therefore, a majority of the members of our Board of Directors is independent, including all current members of our Audit, Compensation and Nominating and Corporate Governance Committees.

     Our independent directors regularly meet in executive sessions without the presence of management. This gives our independent directors the opportunity to discuss management's performance and any other matters that one or more independent directors would like to discuss.

     During 2002, our Board of Directors met eight times. Each of the nominees and our other directors attended at least 75% of the total Board meetings and meetings of committees of the Board of Directors on which he served.

Committees of the Board of Directors

     Audit Committee. The Audit Committee responsibilities include the appointment of our independent accountants, the preapproval of all auditing services and permitted non-audit services provided to us by our independent accountants, reviews of the independence of our accountants, and reviews of the adequacy of internal accounting controls. The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which we have attached as Exhibit C to this Proxy Statement. In 2002, the Audit Committee met five times. The current members of the Audit Committee are: Messrs. Flick, Chair, Callaghan, O'Malley, Shaughnessy and Stamas. Each member of the Audit Committee is an independent director as defined by the current rules of the New York Stock Exchange.

     Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of our executive officers and administers our stock option, incentive and employee benefit plans. The Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which we have attached as Exhibit D to this Proxy Statement. The Compensation Committee met five times in 2002. The current members of the Compensation Committee are:
Messrs. Shaughnessy, Chair, Callaghan, Flick, O'Malley and Stamas. Each member of the Compensation Committee is an independent director as defined by the current rules of the New York Stock Exchange.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and recommends the size and composition of the Board, reviews and recommends Board committee charters, members and chairpersons, recommends to the full Board nominees for election as directors at annual meetings of our stockholders, assists our chairman of the board in identifying, evaluating, recruiting, nominating and retaining new candidates for election as directors, evaluates annually the performance of the Board and reviews corporate governance policies and practices. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a copy of which we have attached as Exhibit E to this Proxy Statement. The Nominating and Corporate Governance Committee met three times in 2002. The current members of the Nominating and Corporate Governance Committee are: Messrs. O'Malley, Chair, Callaghan and Shaughnessy. Each member of the Nominating and Corporate Governance Committee is an independent director as defined by the current rules of the New York Stock Exchange.

     Under our Bylaws, nominations for director may be made only by the Board of Directors or a committee thereof or by a stockholder of record who delivers notice along with the additional information and materials required by our Bylaws to our corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date for the preceding year's annual meeting. For our annual meeting in 2004, we must receive this notice on or after December 16, 2003 and on or before January 15, 2004. You may obtain a copy of our Bylaws by writing to our corporate Secretary, FTI Consulting, Inc., 900 Bestgate Drive, Suite 100, Annapolis, Maryland 21401. A copy of our Bylaws has been filed with the SEC as an exhibit to our report on Form 10-K/A filed April 18, 2001.

Compensation of Directors

     We reimburse our directors for their out-of-pocket expenses incurred in the performance of their duties as our directors. We do not pay fees to our directors for attendance at meetings. Non-employee directors are eligible to receive options to acquire shares of our Common Stock under our 1997 Stock Option Plan ("1997 Plan"). Under the 1997 Plan, when a non-employee director joins our Board of Directors and every three years thereafter that he remains on the Board, he receives an option for 90,000 shares of Common Stock, exercisable at the fair market value of our Common Stock on the date of grant. These options become exercisable one-third per year for three years and have a term of ten years. As of March 17, 2003, there were outstanding 468,750 non-qualified stock options that had been granted to non-employee directors, 53,750 of which were exercisable on such date.

Policy on Ethics and Business Conduct

     For years we have had company policies regarding conflicts of interest and securities law compliance. We have recently adopted a Policy on Ethics and Business Conduct (the "Ethics Policy"), which reflects these longstanding policies and contains additional policy initiatives. We require all our directors and employees to adhere to the Ethics Policy in addressing the legal and ethical issues encountered in conducting their work. The Ethics Policy requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the company's best interest. We convey to our directors and employees both their obligations and responsibilities under and the importance of the Ethics Policy.

     Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have established procedures to meet this requirement, and we will monitor any rules adopted by the SEC to determine whether we need to modify our process.

                       EXECUTIVE OFFICERS AND COMPENSATION

     We have set forth below information about each of our executive officers who is not also a director.

                                               Officer                   Principal Business
           Name                   Age           Since              Experience for Past Five Years
           ----                   ---           -----              ------------------------------
Glenn R. Baker                    61            1998       Mr. Baker has been the President of our applied
                                                           sciences practice group since September 1998.  Prior
                                                           to joining us, he was Chief Executive Officer and
                                                           President of S.E.A., Inc., which we acquired in
                                                           September 1998.

Barry S. Kaufman                  55            2002       Mr. Kaufman has been our Vice President of Operations
                                                           since July 2002. Prior to joining us, Mr. Kaufman was
                                                           a director and subsequently a partner with Arthur
                                                           Andersen's Strategy and Technology practice from
                                                           February 1998 to June 2002. From August 1997 to
                                                           February 1998, he was President of his own consulting
                                                           firm, KTFB. From March 1993 to July 1997, Mr. Kaufman
                                                           served as a director with Kahn Consulting, Inc.,
                                                           which we acquired in September 1998.

Theodore I. Pincus                60            1999       Mr. Pincus has been our Executive Vice President and
                                                           Chief Financial Officer since April 1999.  Prior to
                                                           joining us, Mr. Pincus was Executive Vice President
                                                           and Chief Financial Officer of Nitinol Medical
                                                           Technologies from May 1995 to March 1999.  Before
                                                           then, he was President of the Pincus Group, a
                                                           financial consulting firm, from December 1989 to May
                                                           1995.


     Our executive officers are elected by the Board of Directors, and they serve at the pleasure of our Board, subject to the terms of the employment agreements that we have with some of them.

                           Summary Compensation Table

     We have set forth below information concerning the cash and non-cash compensation earned by our Chief Executive Officer and the four other most highly compensated persons who were serving as our executive officers on December 31, 2002.

                                                                                           Long Term
                                                                                         Compensation
                                                                                            Awards
                                                                                            ------
                                                          Annual Compensation             Securities
                                               -----------------------------------------
                                                                         Other Annual     Underlying       All Other
Name and Principal Position          Year       Salary (1)     Bonus   Compensation (2)   Options (#)  Compensation (3)
---------------------------          ----       ----------     -----   ----------------   -----------  ----------------
Jack B. Dunn, IV ...............     2002       $900,000    $1,625,000      $4,105          150,000         $6,664
  Chairman and Chief                 2001        750,000       550,000       2,849          210,000          5,539
  Executive Officer                  2000        600,000       400,000       2,837          210,000          5,628

Stewart J. Kahn ................     2002        900,000     1,625,000       3,179           90,000          7,389
  President and Chief                2001        750,000       550,000       3,843          150,000          5,539
  Operating Officer                  2000        600,000       400,000       4,856          112,500          4,841

Theodore I. Pincus .............     2002        400,000       620,000       3,249           45,000          7,290
  Executive Vice President           2001        350,000       200,000       2,833          112,500          5,539
  and Chief Financial Officer        2000        300,000       125,000       2,335           52,500          1,514

Glenn R. Baker .................     2002        500,000        50,000         589               --          7,980
  President, Applied                 2001        500,000       145,000         665               --          5,539
  Sciences Practice Group            2000        409,000        50,000         665           22,500          4,841

Barry S. Kaufman (4) ...........     2002        250,000        50,000          --           25,000          6,595
  Vice President of Operations

-----------------------

 (1) Includes amounts earned but deferred at the election of the executive officer, such as salary deferrals under our 401(k) Plan.

 (2) These amounts represent our payments of automobile expenses on behalf of the named executive officers.

 (3) These amounts represent our payment of matching and discretionary contributions to our 401(k) Plan and payments of premiums on life insurance coverage. Our 401(k) contributions for 2002 for Messrs. Dunn, Kahn, Pincus, Baker and Kaufman were $6,000 each. The life insurance premiums paid by us for 2002 for Messrs. Dunn, Kahn, Pincus, Baker and Kaufman were $664, $1,389, $1,290, $1,980 and $595, respectively.

 (4) Mr. Kaufman joined us in July 2002 as our Vice President of Operations. The salary disclosed for Mr. Kaufman is the amount he earned in 2002, based on an annual salary of $500,000.

                        Option Grants In Last Fiscal Year

     The following table sets forth the options granted to our named officers during 2002:

                                              Individual Grants
                         ---------------------------------------------------------
                           Number of       Percent of
                           Securities     Total Options                                Potential Realizable Value
                           Underlying      Granted to                                  At Assumed Annual Rates of
                            Options       Employees in      Exercise  Expiration              Stock Price
Name                       Granted(1)      Fiscal Year      Price(2)     Date          Appreciation for Option Term
----                       ----------     -------------     ---------    ----          ----------------------------
                                                                                          5%(3)             10% (3)
                                                                                       --------          ----------
Jack B. Dunn, IV (4) ..      90,000(5)         7.5%           $41.40    11-2012        $2,421,900        $6,371,460
                             15,000            1.2             29.15     2-2012           284,213           747,698
                             15,000            1.2             38.50     4-2012           375,375           987,525
                             15,000            1.2             42.87     7-2012           417,983         1,099,616
                             15,000            1.2             45.76    11-2012           446,160         1,173,744

Stewart J. Kahn .......      90,000(5)         7.5             41.40    11-2012         2,421,900         6,371,460

Theodore I. Pincus ....      45,000(5)         3.7             41.40    11-2012         1,210,950         3,185,730

Glenn R. Baker ........          --             --                --         --                --                --

Barry S. Kaufman ......      15,000            1.2             33.98     7-2012           331,305           871,587
                             10,000             .8             39.70    12-2012           258,050           678,870

---------------------

(1) Except as noted in (5) below, options become exercisable one-third on the first anniversary of the date of grant, two-thirds on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(2) All options were granted at or above the fair market value of our Common Stock on the date of grant.

(3) The dollar amounts are the result of calculations at assumed 5% and 10% compounded rates of stock appreciation from the date of grant to the expiration date of the options. The potential realizable value is reported net of the option price but before income taxes associated with exercise. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to the optionees is possible without an increase in stock price.

(4) Mr. Dunn receives an option grant for 15,000 shares of our Common Stock on the day following each quarterly earnings release. These options are granted with an exercise price 10% higher than the fair market value of our Common Stock on the date of grant and become fully exercisable upon an increase of 25% in the market value of the Common Stock but not earlier than one year after the date of grant.

(5) Options become exercisable one-third on the date of grant, two-thirds on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

                 Aggregated Option Exercises In Last Fiscal Year
                          And Year End Value Of Options

     The following table sets forth information about outstanding options held by the named officers as of December 31, 2002:

                                                                  Number of Securities
                                                                 Underlying Unexercised           Value of Unexercised
                         Shares Acquired                              Options Held                In-the-Money Options
Name                      on Exercise(#)   Value Realized ($)      at Fiscal Year-End(1)         At Fiscal Year-End($)(2)
----                      --------------   -----------------      ----------------------         ------------------------

                                                                Exercisable   Unexercisable    Exercisable   Unexercisable
                                                                -----------   -------------    -----------   -------------
Jack B. Dunn, IV ....        149,490          5,240,269           210,737         180,000      2,599,380      3,073,250

Stewart J. Kahn .....         75,000          2,505,000           125,000         137,500      1,234,000      2,007,375


Theodore I. Pincus ..         37,500          1,302,170            27,500          92,500        461,382      1,158,775

Glenn R. Baker ......          7,500            239,525                --           7,500             --         30,675

Barry S. Kaufman ....             --                 --                --          25,000             --        906,700

----------

(1)  Represents "in-the-money" options.

(2) Based on the market price of our Common Stock on December 31, 2002, which was $40.15 per share.

Equity Compensation Plans

     The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans at December 31, 2002. None of the plans have outstanding warrants or rights other than options. All of our equity compensation plans have been approved by our stockholders. The table does not take into account any potential impact of the proposed amendment to our Plan that may be approved by our stockholders at the 2003 Annual Meeting.

                              Number of Securities to be       Weighted - Average       Number of Securities Remaining
                                Issued Upon Exercise of         Exercise Price of        Available for Future Issuance
 Plan Category                    Outstanding Options          Outstanding Options      Under Equity Compensation Plans
--------------------------    --------------------------     ------------------------  ---------------------------------
 Equity compensation
 plans approved by our
 security holders ...........       3,871,414/(1)/                 $22.14/(1)/                     899,885/(2)/

----------------

 (1) Corresponds to options for shares of our Common Stock issued under our stock option plans.

 (2) Consists of 664,404 shares of our Common Stock reserved for future issuance under our stock option plans and 235,481 shares of our common stock reserved for issuance under our Plan.

Employment Arrangements

      Mr. Dunn. We entered into an employment agreement with Mr. Dunn as of November 5, 2002, to replace the employment agreement that we previously had with him. During the term of the agreement, Mr. Dunn will serve as our Chief Executive Officer and Chairman of the Board. For consideration for Mr. Dunn's services, Mr. Dunn receives an annual base salary, set at $900,000 for 2002, and is entitled to participate in our incentive compensation and other bonus plans adopted by our Board of Directors and in our health, pension and other benefit plans. His annual salary is subject to annual increases at the discretion of the Compensation Committee of our Board of Directors but may not be decreased. Under the provisions of the employment agreement, Mr. Dunn shall serve as a director on our Board of Directors. In connection with the execution of the employment agreement, we granted Mr. Dunn an option for 90,000 shares of our Common Stock. This option vests in three equal installments, on the date of the agreement and on the first and second anniversaries of such date.

     The employment agreement has an initial rolling three-year term that is automatically extended by one year on each November 5 unless by that date either we or Mr. Dunn give the other notice of an intention not to further extend the term (the "Employment Term"). The agreement expires in 2008 but may terminate earlier. If we terminate Mr. Dunn's employment for Cause, he resigns without Good Reason or the Employment Term expires, Mr. Dunn will continue to provide services to us as a part-time employee for three years (the "Transition Term"). During this time, in lieu of his salary, we will pay Mr. Dunn three annual payments of $500,000 (the "Transition Payments"). Further, if we terminate Mr. Dunn's employment for Cause or he resigns without Good Reason, Mr. Dunn is entitled to receive any accrued compensation. If Mr. Dunn's employment with us is terminated because of the expiration of the Employment Term, Mr. Dunn will also be entitled to receive (1) accrued compensation, (2) a pro rated incentive bonus and (3) continued health and life insurance benefits. Upon the expiration of the Transition Term, Mr. Dunn will be entitled to receive any unreimbursed business expenses, any vested benefits under our pension or other benefit plans and continued health and life insurance benefits, the cost of which would be borne by Mr. Dunn.

     We may terminate for "Cause" upon the executive's (1) commission of a material breach of his obligations or agreements under the agreement, (2) commission of an act of gross negligence or he otherwise acts with willful disregard for the best interests of FTI and its affiliates, (3) failure or refusal to perform any duties delegated to him that are consistent with the duties of similarly-situated executives or are otherwise required under the agreement, (4) conviction of or plead of guilty or no contest to a felony, or violation any federal or state securities or tax laws, or with respect to his employment, commission of either a material dishonest act or common law fraud,
(5) seizure of a corporate opportunity for himself instead of offering such opportunity to FTI or its affiliates, (6) absence (and not traveling on business) for a reason other than illness, vacation, or approved leave for more than 30 consecutive days, or (7) commission of a material violation of a material company policy. An executive may leave for "Good Reason" if, without his prior written consent, we (1) assign him duties materially and adversely inconsistent with his positions as described in the agreement, (2) materially reduce his target annual bonus level for any year below the target for the preceding year, other than as a result of a decline in our results of operations or other adverse event, (3) materially breach a material provision of the agreement or (4) change his principal place of employment to a place more than 50 miles from his principal place of employment.

     If we terminate Mr. Dunn's employment during the Employment Term without Cause or Mr. Dunn resigns for Good Reason, he will be entitled to receive (1) any accrued compensation, (2) continued salary through the end of the Employment Term, (3) payment of the Transition Payments, (4) a pro rated incentive bonus,
(5) an additional incentive bonus equal to one-half of the incentive bonus he received for the year prior to the termination of his employment, (6) immediate vesting of all options held by him and (7) continued health and life insurance benefits. If Mr. Dunn's employment is terminated during the Employment Term by Mr. Dunn, for any or no reason, coincident with or during the 12-month period after a Change of Control occurs, by Mr. Dunn for Good Reason coincident with or during the 24-month period after the Change of Control occurs or by us without Cause coincident with or during the 24-month period after a Change of Control occurs, Mr. Dunn will be entitled to receive (1) any accrued compensation, (2) a pro rated incentive bonus, (3) a severance payment equal to three times the sum of his salary, the greater of his target annual incentive bonus for the year of termination or the largest annual incentive bonus he received within the immediately prior three years, and the aggregate amount of any other bonuses earned by him in the prior year, (4) immediate vesting of all options held by him, and (5) continued health and life insurance benefits. If Mr. Dunn dies or becomes totally disabled, he is entitled to receive (1) his accrued compensation, (2) if such death or disability occurs during the Employment Term, a pro rated incentive bonus, (3) immediate vesting of all options held by him and (4) continued health and life insurance benefits.

     For purposes of the employment agreement, "Change of Control" means: (1) the acquisition, in one or more transactions, by any person of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) all shares of our capital stock to be outstanding immediately following such acquisition, or (B) the combined voting power of all shares of our capital stock to be outstanding immediately following such acquisition that are entitled to vote generally in the election of directors (the shares described in clauses (A) and (B), collectively "Company Voting Stock"); (2) the closing of a sale or other conveyance of all or substantially all of our assets; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving us if immediately after such transaction, persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held Company Voting Stock.

     Mr. Dunn's agreement contains a non-competition clause that begins at the time of his employment with us and lasts for three years from the end of his employment. During this period, Mr. Dunn is also prohibited from soliciting any entity or person that has been our client, customer, employee or contractor to terminate their relationship with us.

     If any payments made by us under the employment agreement with Mr. Dunn is subject to an excise tax, we will pay Mr. Dunn an additional payment in an amount that after the payment by him of all taxes, Mr. Dunn retains an amount equal to such excise tax.

     Messrs. Kahn and Pincus. We entered into an employment agreement with Mr. Kahn as of November 5, 2002, to replace the employment agreement that we previously had with him. During the term of the agreement, Mr. Kahn will serve as our President and Chief Operating Officer. For consideration for Mr. Kahn's services, Mr. Kahn receives an annual base salary, set at $900,000 for 2002, and is entitled to participate in our incentive compensation and other bonus plans adopted by our Board of Directors and in our health, pension and other benefit plans. His annual salary is subject to annual increases at the discretion of the Compensation Committee of our Board of Directors but may not be decreased. Under the provisions of the employment agreement, Mr. Kahn shall serve as a director on our Board of Directors. In connection with the execution of the employment agreement, we granted Mr. Kahn an option for 90,000 shares of our Common Stock. This option vests in three equal installments, on the date of the agreement and on the first and second anniversaries of such date.

     We entered into a new employment agreement with Mr. Pincus as of November 5, 2002. During the term of the agreement, Mr. Pincus will serve as our Executive Vice President and Chief Financial Officer. For consideration for Mr. Pincus' services, Mr. Pincus receives an annual base salary, set at $400,000 for 2002, and is entitled to participate in our incentive compensation and other bonus plans adopted by our Board of Directors and in our health, pension and other benefit plans. His annual salary is subject to annual increases at the discretion of the Compensation Committee of our Board of Directors but may not be decreased. In connection with the execution of the employment agreement, we granted Mr. Pincus an option for 45,000 shares of our Common Stock. This option vests in three equal installments, on the date of the agreement and on the first and second anniversaries of such date.

     The employment agreements of Messrs. Kahn and Pincus each have an initial rolling three-year term that is automatically extended by one year on November 5, 2003 unless by that date either we or the executive officer give the other notice of an intention not to further extend the term (respectively, his "Employment Term"). These agreements expire in 2006 but may terminate earlier. If we terminate either officer's employment for Cause, either resigns without Good Reason or his Employment Term expires, such officer will continue to provide services to us as a part-time employee for three years (his "Transition Term"). During this time, in lieu of his salary, as applicable, we will pay Mr. Kahn three annual payments of $500,000 and Mr. Pincus three annual payments of $250,000 (respectively, his "Transition Payments"). Further, if we terminate either officer's employment for Cause or such officer resigns without Good Reason, such officer is entitled to receive any accrued compensation. If either officer's employment with us is terminated because of the expiration of his Employment Term, such officer will also be entitled to receive (1) accrued compensation, (2) a pro rated incentive bonus and (3) continued health benefits. Upon the expiration of his Transition Term, such officer will be entitled to receive any unreimbursed business expenses, any vested benefits under our pension or other benefit plans and continued health benefits, the cost of which would be borne by such officer.

     If we terminate either officer's employment during the Employment Term without Cause or such officer resigns for Good Reason, such officer will be entitled to receive (1) any accrued compensation, (2) continued salary through the end of his Employment Term, (3) payment of his Transition Payments, (4) a pro rated incentive bonus, (5) an additional incentive bonus equal to one-half of the incentive bonus such officer received for the year prior to the termination of his employment, (6) immediate vesting of all options held by such officer and (7) continued health and life insurance benefits. If either officer's employment is terminated during his Employment Term by such officer, for any or no reason, coincident with or during the 12-month period after a Change of Control occurs, by such officer for Good Reason coincident with or during the 24-month period after the Change of Control occurs or by us without Cause coincident with or during the 24-month period after a Change of Control occurs, such officer will be entitled to receive (1) any accrued compensation,
(2) a pro rated incentive bonus, (3) a severance payment equal to three times the sum of such officer's salary, the greater of his target annual incentive bonus for the year of termination or the largest annual incentive bonus such officer received within the immediately prior three years, and the aggregate amount of any other bonuses earned by such officer in the prior year, (4) immediate vesting of all options held by such officer, and (5) continued health and life insurance benefits. If either officer dies or becomes totally disabled, such officer is entitled to receive (1) his accrued compensation, (2) if such death or disability occurs during his Employment Term, a pro rated incentive bonus, (3) immediate vesting of all options held by such officer and (4) continued health and life insurance benefits. The terms "Cause," "Good Reason" and "Change of Control" have the same meanings as in Mr. Dunn's employment agreement with us.

     Each of the employment agreements contains a non-competition clause that begins at the time of the officer's employment with us and lasts for three years from the end of such officer's employment. During this period, each officer is also prohibited from soliciting any entity or person that has been our client, customer, employee or contractor to terminate their relationship with us.

     If any payments made by us under the employment agreement with either officer is subject to an excise tax, we will pay such officer an additional payment in an amount that after the payment by the applicable officer of all taxes, such officer retains an amount equal to such excise tax.

     Mr. Baker. Mr. Baker entered into an employment agreement with S.E.A., Inc. when we acquired it in September 1998. This agreement has a five year term and expires on September 25, 2003. However, Mr. Baker may resign upon 60 days notice. Mr. Baker is entitled to an annual salary, subject to annual increases. He is also entitled to an annual bonus based on our incentive compensation plan. If we terminate Mr. Baker's employment without cause, he remains entitled to his salary through the end of the agreement's term. Mr. Baker's agreement contains a non-competition clause that lasts until the later of September 25, 2002 or one year from the end of his employment. This non-competition clause prohibits Mr. Baker from competing with SEA or us in any standard metropolitan statistical area or county where we or SEA have an office or provide services. The clause also prohibits Mr. Baker from soliciting any entity or person that was our client, customer, employee or consultant at any time from September 25, 1998 to the date Mr. Baker leaves SEA.

Certain Relationships and Related Party Transactions

     Glenn R. Baker, President of our applied sciences practice group, owns a one-third partnership interest in SEA Properties and 50% of the capital stock of GBDG, Ltd. S.E.A., Inc., one of our wholly-owned subsidiaries, leases two properties from SEA Properties and GBDG, Ltd. for an aggregate annual rent of $485,654. In 2002, pursuant to the provisions of these leases, we paid an aggregate of $121,661 for real estate taxes and utilities related to the leased facilities. Both leases expire on August 31, 2008. In connection with our acquisition of S.E.A., Inc. in 1998, we agreed to assume these leases and to pay rent and other related expenses at fair market value. Management believes that these lease agreements are on terms at least as favorable to FTI as those that could have been obtained from unaffiliated third parties. In July 2002, we committed to a plan to sell our applied sciences practice group.

Compensation Committee Report on Executive Compensation

     Compensation Philosophy. Our goal is to design and administer an executive compensation program to (i) attract and retain qualified executive officers,
(ii) reward executive officers for performance in achieving FTI's business objectives and enhancing stockholder value, (iii) align the executive officers' interests with those of the stockholders, and (iv) provide incentives for the creation of long-term stockholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses, and equity options. We review and approve FTI's policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, principally equity option awards.

     We believe that compensation must be competitive, as well as directly and materially linked to FTI's performance. In administering the compensation program, our objectives include the following: attracting and retaining executive talent, motivating executives to maximize operating performance, measuring performance on both an individual and a company-wide basis, reflecting FTI's progress in meeting growth and profitability targets, and linking executive and stockholder interests through the grant of stock options and other equity-based compensation.

     The key components of FTI's executive compensation program have historically consisted of salary, annual incentive and performance bonuses and stock options. The long-term compensation of FTI's executive officers has consisted primarily of stock options. The short-term compensation has consisted principally of base salary and a cash bonus. Our policy with respect to each of these elements is discussed below.

     Base Salary Levels. We believe that base salary levels at FTI are reasonably related to the salary levels of executive officers of comparable companies at similar stages of development. The Board and we set base salaries and determined other compensation for 2002 based on those factors. Some of the senior executives have employment agreements that set floors on base salary and other elements of compensation for their contract terms, but we can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies we consider comparable, and inflation.

     Bonus Awards. FTI awards performance bonuses under its Incentive Compensation Plan to reflect the level of involvement and success of its executive officers in advancing corporate goals. The awards earned depend on the extent to which FTI and individual performance objectives are achieved. FTI's objectives consist of operating, strategic and financial goals that are considered to be critical to our fundamental long-term goal of building stockholder value. For fiscal year 2002, these objectives were: (i) evaluating, negotiating, and reaching agreement as to expansion of the business and its prospects, (ii) achievement of performance goals that included standard measures of financial performance such as EBITDA, stock price, earnings per share, return on equity and growth in assets, (iii) continued advances toward project goals in consolidation and management, and (iv) progress in certain financial and administrative activities. EBITDA means our earnings before interest, taxes, depreciation and amortization. In 2003, the Committee awarded approximately $3.97 million in bonuses to named officers for 2002.

     Long-Term Incentive Compensation. The Board and stockholders approved the 1997 Plan as the principal means of providing long-term incentives. We believe that the use of equity incentives better aligns the interest of executive officers with those of stockholders and promotes long-term stockholder value than does cash alone. We administer the 1997 Plan, determine the terms of the options and the number of shares of Common Stock subject to option grants, and set significant terms. In setting the grants, we relied on our own experience and that of our financial and other advisers.

     Compensation of the Chief Executive Officer. We use the same procedures described above in setting the annual salary, bonus, and long-term incentive compensation of the chief executive officer (the "CEO"). The Board had established the CEO's salary for this report's period by contract, and we had granted him incentive stock options and nonqualified stock options. He continued to receive formula grants of options under a program we had previously established. In considering the CEO's compensation, we considered FTI's achievements of some of its performance goals and further considered key subjective factors such as the CEO's work in negotiating and supervising acquisitions, building a management team and recruiting and retaining highly qualified individuals. In awarding any future long-term incentive compensation, we will consider the CEO's performance, overall contribution to FTI, retention of employees, the number of options not yet exercisable and the total number of options to be granted.

     Compensation Deduction Limit. The SEC requires that this report comment on our policy with respect to a special rule under the tax laws, Section 162(m) of the Internal Revenue Code. That section can limit the deductibility on a Subchapter C corporation's federal income tax return of compensation of $1.0 million to any of the named officers.

     A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its stockholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. Our policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing our executives with the proper incentives to remain with and increase the prospects of FTI. We did not pay any compensation with respect to 2002 that would be outside the limits of Section 162(m).

                                   Compensation Committee

                                   Dennis J. Shaughnessy, Chair
                                   Denis J. Callaghan
                                   James A. Flick, Jr.
                                   Peter F. O'Malley
                                   George P. Stamas

                             Audit Committee Report

     Our Audit Committee is composed of five independent directors, consistent with the New York Stock Exchange listing standards. Our Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which we have attached as Exhibit C to this Proxy Statement, and is responsible for overseeing our financial reporting process on behalf of the Board of Directors.

     Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Our Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, our Audit Committee has met and held discussions with management and Ernst & Young LLP, our independent accountants. Management represented to the Committee that FTI's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young's judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting. The Audit Committee also discussed with management and Ernst & Young their assessments of our internal controls.

     Ernst & Young also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young that firm's independence. The Audit Committee further considered whether the provision by Ernst & Young of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the accountants' independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the disclosures by the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that FTI's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC. The Audit Committee has appointed Ernst & Young as our independent accountants for 2003, subject to stockholder ratification.

                                       Audit Committee

                                       James A. Flick, Jr., Chair
                                       Denis J. Callaghan
                                       Peter F. O'Malley
                                       Dennis J. Shaughnessy
                                       George P. Stamas

                                OTHER INFORMATION

Company Performance

     The following graph compares the cumulative total stockholder return on our Common Stock from January 1, 1998 through December 31, 2002 with the cumulative total return of the S&P 500 Index and a peer group index comprised of Charles River Associates, Inc., Exponent Inc., Sourcecorp., Kroll Inc., Navigant Consulting, Inc. and PRG-Shultz International Inc. (collectively, the "Peer Group") Index. Our Common Stock price is published every weekday except holidays. The Peer Group Index was compiled by FTI as of December 31, 2002.

     The graph assumes an investment of $100 in each of FTI, the S&P 500 Index and the Peer Group on December 31, 1997. The comparison assumes that all dividends, if any, are reinvested into additional shares of Common Stock during the holding period.

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN*
                  AMONG FTI CONSULTING, INC., THE S&P 500 INDEX
                                AND A PEER GROUP

                                               Cumulative Total Return
                      ------------------------------------------------------------------------
                           12/97       12/98       12/99       12/00       12/01        12/02
FTI CONSULTING, INC.      100.00       27.00       40.00       82.00      262.40       481.78
S & P 500                 100.00      128.58      155.64      141.46      124.65        97.10
PEER GROUP                100.00      178.41      107.19       47.07       61.54        56.13

* Based on $100 invested on December 31, 1997 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based on our records and other information, we believe that our directors and officers who are required to file reports under Section 16 reported all transactions in shares of our Common Stock and derivative securities, including options for shares, on a timely basis during the fiscal year ended December 31, 2002, except Barry S. Kaufman, as the result of an administrative error of FTI, filed a Form 5 on February 13, 2003 for a grant on December 11, 2002 of an option for 10,000 shares of our Common Stock and Glenn R. Baker filed a Form 4 on February 25, 2003 for the exercise on February 10, 2003 of an option for 7,500 shares of our Common Stock and his sale of the shares on the same date.

Proposals for the 2004 Annual Meeting

     If you want to include a proposal in the Proxy Statement for FTI's 2004 Annual Meeting, send the proposal to FTI Consulting, Inc., Attn: Dianne R. Sagner, Vice President, Secretary and General Counsel, at 900 Bestgate Road, Suite 100, Annapolis, Maryland 21401. Proposals must be received on or before December 16, 2003 to be included in our 2004 Proxy Statement.

     Stockholders intending to present a proposal at our 2004 Annual Meeting, but not to include the proposal in our Proxy Statement, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by our Secretary no more than 120 days and no less than 90 days prior to the anniversary of the mailing date of the preceding year's annual meeting. Therefore, we must receive notice of such a proposal for the 2004 Annual Meeting no earlier than December 16, 2003 and no later than January 15, 2004. If the notice is received before December 16, 2003 or after January 15, 2004, it will be considered untimely, and we will not be required to present it at the 2004 Annual Meeting.

                                                                       Exhibit A

                              FTI CONSULTING, INC.

                              ARTICLES OF AMENDMENT

         FTI Consulting, Inc., a Maryland corporation, having its registered and principal office in Anne Arundel County, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by deleting ARTICLE THIRD in its entirety and replacing it with the following:

                  THIRD: The total number of shares of all classes of stock that the Corporation has authority to issue is 80,000,000 shares, having an aggregate par value of $800,000, consisting of 75,000,000 shares of Common Stock (the "Common Stock"), with a par value of $.01 per share, and 5,000,000 shares of Preferred Stock (the "Preferred Stock"), with a par value of $.01 per share.

         SECOND: (a) Immediately prior to the amendment, the Corporation had authority to issue 50,000,000 shares of stock of all classes, consisting of 45,000,000 shares of Common Stock, with a par value of $.01 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share. The aggregate par value of all shares of stock of all classes was $500,000.

         (b) Immediately following the amendment, the Corporation has authority to issue 80,000,000 shares of stock of all classes, consisting of 75,000,000 shares of Common Stock, with a par value of $.01 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share. The aggregate par value of all shares of stock of all classes is $800,000.

         THIRD: The information provided in the charter of the Corporation regarding the classes of stock required by Subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law was not changed by this amendment.

         FOURTH: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and witnessed by its Assistant Secretary on May ______, 2003.

WITNESS:                                   FTI CONSULTING, INC.


_________________________________________  By___________________________________
Theodore I. Pincus, Assistant Secretary       Jack B. Dunn, IV, Chairman of the
                                              Board and Chief Executive Officer

         THE UNDERSIGNED, Chairman of the Board and Chief Executive Officer of FTI Consulting, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                     ___________________________________________
                                     Jack B. Dunn, IV, Chairman of the Board
                                     and Chief Executive Officer

                                                                       Exhibit B

                              FTI CONSULTING, INC.
                    Employee Stock Purchase Plan, As Amended

Purpose The FTI Consulting, Inc. Employee Stock Purchase Plan (the "ESPP" or the "Plan") provides employees of FTI Consulting, Inc. (the "Company") and selected Company Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company's common stock (the "Common Stock"). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly.

Eligibility          Unless determined otherwise by the Committee, any Employee who is employed with the Company or an Eligible Subsidiary on the first day of an Offering Period and regularly scheduled to work at least 20 hours per week is eligible to participate in the ESPP for that Offering Period; provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee's owning
                     Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock.
                     For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Company Common
                     Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

                     Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone not treated initially on the payroll records as a common law employee.


Administrator        The Compensation Committee of the Board of Directors of the
                     Company, or such other committee as the Board designates
                     (the "Committee"), will administer the ESPP. The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code). The Committee is vested with full authority and discretion to make modifications to the eligibility requirements for participation in the ESPP from time to time that do not require shareholder approval to comply with the requirements of Section 423 of the Code, provided that all such modifications enable the ESPP to continue to satisfy the eligibility requirements of Section 423 of the Code and do not materially increase the cost of the ESPP to the

                     Company. Any determination or action of the Committee in connection with the administration or interpretation of the ESPP shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

Offering             Offering Periods are successive six month periods beginning
Period               on January 1 and July 1, and the first such period will
                     begin on July 1, 1997.

Participation        An eligible Employee may become a "Participant" for an
                     Offering Period by completing an authorization notice and delivering it to the Committee through the Company's Human
                     Resources Department within a reasonable period of time before the first day of such Offering Period. The Committee will send to each new Employee who satisfies the rules in Eligibility above a notice advising the Employee of his right to participate in the ESPP for the following Offering
                     Period. All Participants receiving options under the ESPP will have the same rights and privileges.

Method               A Participant may contribute to the ESPP through payroll
Of Payment           deductions, as follows:

                     The Participant must elect on an authorization notice to have deductions made from his Compensation for each payroll period during the Offering Period at a rate of at least 1% but not more than 15% of his Compensation. Compensation under the Plan means an Employee's regular compensation, including overtime, bonuses, and commissions, from the Company or an Eligible Subsidiary paid during an Offering Period.

                     All payroll deductions will be credited to the Participant's account under the ESPP. No interest or earnings will accrue on any payroll deductions credited to such accounts.

                     Payroll deductions will begin on the first payday coinciding with or following the first day of each Offering Period and will end with the last payday preceding or coinciding with the end of that Offering Period, unless the Participant sooner withdraws as authorized under Withdrawals below.

                     A Participant may not alter the rate of payroll deductions during the Offering Period.

                     The Company may use the consideration it receives for general corporate purposes.

                     The Committee, in its discretion, may permit Participants to pay the option price through the tendering of shares of Common Stock subject to such rules and regulations as the Committee may determine.

Granting of          On the first day of each Offering Period, a Participant
Options              will receive options to purchase a number of shares of
                     Common Stock with funds withheld from his Compensation.
                     Such number of shares will be determined at the end of the Offering Period according to the following procedure:

                            Step 1 - Determine the amount the Company withheld from Compensation since the beginning of the Offering Period;

                            Step 2 - Determine the amount that represents 85% of the lower of Fair Market Value of a share of Common Stock on the (I) first day of the Offering Period, or (II) the last day of the Offering Period; and

                            Step 3 - Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.

Fair Market          The Fair Market Value of a share of Common Stock for
Value                purposes of the Plan as of each date described in Step 2
                     will be determined as follows:


                            if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                            if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                            if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                            if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                     For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                     No Participant shall receive options:

                            if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries; or

                            that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE PRICE       The exercise price of all options granted for an Offering
                     Period is 85% of the lower of Fair Market Value of a share of Common Stock on (I) the first day of the Offering Period or (II) the last day of the Offering Period.

Exercise             Unless a Participant effects a timely withdrawal pursuant
Of Option            to the Withdrawal paragraph below, his option for the
                     purchase of shares of Common Stock during an Offering
                     Period will be automatically exercised as of the last day of the Offering Period for the purchase of the maximum number of full shares that the sum of the payroll deductions credited to the Participant's account during such Offering Period can purchase pursuant to the formula specified in Granting of Options.

                     Any payroll deductions credited to a Participant's account during the Offering Period that are not used for the purchase of shares will be treated as follows:

                            If the Participant has elected to withdraw from the ESPP as of the end of the Offering Period, the Company will deliver the amount of the payroll deductions to the Participant.

                            The amount of any other excess payroll deductions will be applied to the purchase of shares in the immediately succeeding Offering Period.

Delivery Of          As soon as administratively feasible after the options are
Common               used to purchase Common Stock, the Company will deliver to
Stock                each Participant or, in the alternative, to a custodian
                     that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option.
                     If shares are delivered to a custodian, the Participant may elect at any time thereafter to take possession of the shares or to have the Committee deliver the shares to any brokerage firm. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the ESPP.

Subsequent           A Participant will be deemed to have elected to participate
Offerings            in each subsequent Offering Period following his initial
                     election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human Resources
                     Department at least ten days before the beginning of the Offering Period as of which the Participant desires to withdraw from the ESPP.

Withdrawal           A Participant may withdraw all, but not less than all,
From the             payroll deductions credited to his account for an Offering
Plan                 Period before the end of such Offering Period by delivering a written notice to the Human Resources Department on behalf of the Committee at least thirty days before the end of such Offering Period. A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Offering Period will be deemed to have withdrawn from the ESPP as of the date of such cessation.

                     Upon the withdrawal of a Participant from the ESPP under the terms of the preceding paragraph, his outstanding options under the ESPP will immediately terminate.

                     If a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in Designation of Beneficiary, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

                     A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Offering Period so long as he files the authorization form by the deadline for that Offering Period. Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.

Stock Subject        The shares of Common Stock that the Company will sell to
To Plan              Participants under the ESPP will be shares of authorized
                     but unissued Common Stock. The maximum number of shares made available for sale under the ESPP will be 1,200,000
                     (subject to the provisions in Adjustments upon Changes in Capital Stock). If the total number of shares for which options are to be exercised in an Offering
                     Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

                     A Participant will have no interest in shares covered by his option until the Participant exercises the option.

                     Shares that a Participant purchases under the ESPP will be registered in the name of the Participant.

                     The Company will not issue fractional shares pursuant to the ESPP, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

Adjustments          Subject to any required action by the Company (which it
Upon Changes         shall promptly take) or its stockholders, and subject to
In Capital Stock     the provisions of applicable corporate law, if, during an
                     Offering Period,

                            the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                     the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with
                     Section 424 of the Code.

                     The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

                     Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this Adjustments section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial          Upon a Substantial Corporate Change, the Plan and the
corporate            offering will terminate unless provision is made in writing
change               in connection with such transaction for

                            the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                     If an option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option.

                     A Substantial Corporate Change means the

                            dissolution or liquidation of the Company,

                            merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                            the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or
                            reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

Designation of       A Participant may file with the Committee a written
Beneficiary          designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the ESPP or any shares of Common Stock owed to the Participant under the ESPP if the Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources Department on behalf of the Committee.

                     Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company shall deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

                     No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

Subsidiary           Employees of Company Subsidiaries will be entitled to
Employees            participate in the ESPP, except as otherwise designated by the Board of Directors or the Committee.

                     Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Transfers,           A Participant may not assign, pledge, or otherwise dispose
Assignments,         of payroll deductions credited to the Participant's account
and Pledges          or any rights to exercise an option or to receive shares of
                     Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Employee
                     Retirement

                     Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the Withdrawal section.

Amendment Or         The Board of Directors of the Company may at any time
Termination          terminate or amend the ESPP. Any amendment of the ESPP that
Of Plan              (i) materially increases the benefits to Participants, (ii)
                     materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP must be approved by the shareholders of the Company to take effect. The Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

Notices All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

General Assets       Any amounts the Company invests or otherwise sets aside or segregates to satisfy its obligations under this ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the ESPP, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former
                     Participant, or any beneficiary.

Privileges of        No Participant and no beneficiary or other person claiming
Stock Ownership      under or through such Participant will have any right,
                     title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.


Limitations on       Notwithstanding any other provisions of the ESPP, no
Liability            individual acting as a director, employee, or agent of the
                     Company shall be liable to any Employee, Participant, former Employee, former Participant, or any spouse or beneficiary for any claim, loss, liability or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The
                     Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense
                     (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the FTI Board's approval) arising out of any act or omission or act concerning this ESPP unless arising out of such person's own fraud or bad faith.

No Employment        Nothing contained in this Plan constitutes an employment
Contract             contract between the Company or an Eligible Subsidiary and any Employee. The ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

Duration of ESPP     Unless the FTI Board extends the Plan's term, no Offering
                     Period will begin after December 31, 2006.

Applicable Law       The laws of the State of Maryland (other than its choice of law provisions) govern the ESPP and its interpretation.

Approval of          The ESPP, as amended in 2003, must be submitted to the
Stockholders         stockholders of the Company for their approval within 12
                     months after the Board of Directors of the Company adopts the amended ESPP. The adoption of the amended ESPP is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval will render the 2003 amendment to the ESPP void and of no effect.

                                                                       Exhibit C

                              FTI CONSULTING, INC.
                           CHARTER OF AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                        (as adopted on March 28, 2000 and
                           amended on March 23, 2003)

Organization and Operation

     There shall be a committee of the Board of Directors to be known as the Audit Committee ("Audit Committee"). The Audit Committee shall be comprised of at least three directors who are independent of management and FTI Consulting, Inc. (the "Company"). Members of the Audit Committee shall be considered independent if they meet the independence requirements of the New York Stock Exchange, Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     The members of the Audit Committee shall be appointed annually by a majority vote of the entire Board of Directors, and each shall serve until his or her successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

     If a Chair has not been elected by the Board of Directors in accordance with the Corporate Governance Guidelines, the members of the Audit Committee shall designate a Chair by majority vote of the members of the Audit Committee. The Chair shall preside at all sessions of the Audit Committee and set the agenda for each Audit Committee meeting. The Chairman of the Board of Directors or the Chair of the Audit Committee may call a meeting of the Audit Committee. The Audit Committee shall cause to be made and retain complete and accurate minutes of its meetings.

     Formal action to be taken by the Audit Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Audit Committee members present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Audit Committee. Any non-management member of the Board of Directors may, at his or her option, attend a meeting of the Audit Committee but shall not be counted in determining the presence of a quorum and shall not be entitled to vote.

     In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Audit Committee.

Meetings

     The Audit Committee shall hold meetings as deemed necessary or desirable by the Chair of the Audit Committee. In addition to such meetings of the Audit Committee as may be required to perform the functions described under "Responsibilities and Duties" below, the Audit Committee shall meet at least four times per year on a quarterly basis. The Audit Committee shall meet in separate executive sessions during each of its four regularly scheduled meetings with Company management, the senior internal auditing executive and the Company's independent auditors to discuss any matters that the Audit Committee (or any of these groups) believes should be discussed privately; while the Audit Committee is not required to provide a written report of such executive sessions, it is required to inform management of any concerns or material issues arising from such sessions

Responsibilities and Duties

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to the corporate accounting and reporting practices of the Company and oversight of (1) the quality and integrity of financial reports of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence and
(4) the performance of the Company's internal audit function and independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Audit Committee shall have the sole authority to appoint or replace the independent auditors The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to subcommittees the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

     In carrying out these responsibilities and duties, the Audit Committee will:

  A. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

  B. Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

  C. Receive and review reports from inside and outside legal counsel, regulators and others regarding legal, regulatory and other matters that may have a material effect on the financial statements or related Company compliance policies.

  D. Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

  E. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies or the public. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

  F. Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q and prior to any press release of results, to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the auditors. The Chair of the Audit Committee may represent the full Audit Committee for purposes of this review.

  G. Review and discuss quarterly reports from the independent auditors on: (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (3) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  H. Review the financial statements to be contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

  I. Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  J. Provide sufficient opportunity for the independent auditors and the internal auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and internal auditing personnel, and the cooperation that the independent auditors received during the course of audit.

  K. Discuss with the independent auditors any audit problems or difficulties and management's response. As appropriate, and at the Audit Committee's discretion, it may discuss with the national office of the independent auditors issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

  L. Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

  M. Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

  N. Obtain and review a report from the independent auditors at least annually regarding (1) the independent auditors' internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; and (3) any steps taken to deal with any such issues. Evaluate the qualifications and performance of the independent auditors, including considering whether the auditors' quality controls are adequate. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

  O. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services, consider whether the provision of permitted non-audit services, if any, is compatible with maintaining the auditors' independence, and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

  P. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

  Q. Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

  R. Obtain reports from management, the Company's senior internal auditing executive and the independent auditors that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Policy on Ethics and Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Policy on Ethics and Business Conduct.

  S. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  T. Review the significant reports to management prepared by the internal auditing department and management's responses.

  U. Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

  V. Prepare a report of the Audit Committee to be included in the Company's proxy statement for its annual meeting of stockholders, disclosing whether
     (1) the Audit Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements; (2) the Audit Committee discussed with the auditors the independence of the auditors; and (3) based upon the Audit Committee's review and discussions with management and the independent auditors, the Audit Committee had recommended to the Board of Directors that the audited financials be included in the Company's annual report on Form 10-K.

  W. Include a copy of this Charter in the annual report to stockholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

  X. Regularly submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

  Y. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  Z. Obtain the full Board of Directors' approval of any amendments to this Charter and review and reassess this Charter as conditions dictate but at least annually.

  AA. Annually review the Audit Committee's performance of its responsibilities and duties and review, reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers appropriate.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

                                                                       Exhibit D

                              FTI CONSULTING, INC.
                        CHARTER OF COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

Organization and Operation

     There shall be a committee of the Board of Directors to be known as the Compensation Committee ("Compensation Committee"). The Compensation Committee shall be comprised of at least three member of the Board of Directors who are independent of management and FTI Consulting, Inc. (the "Company"). Members of the Compensation Committee shall be considered independent if they meet the independence requirements of the New York Stock Exchange, Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission. Additionally, no director may serve on the Compensation Committee unless he (1) is a "Non-employee Director" for purposes of Rule 16b-3 under the Exchange Act, and (2) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

     The members of the Compensation Committee shall be appointed annually by a majority vote of the entire Board of Directors, and each shall serve until his or her successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Compensation Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

     If a Chair has not been elected by the Board of Directors in accordance with the Corporate Governance Guidelines, the members of the Compensation Committee shall designate a Chair by majority vote of the members of the Compensation Committee. The Chair shall preside at all sessions of the Compensation Committee and set the agenda for each Compensation Committee meeting. The Chairman of the Board of Directors or the Chair of the Compensation Committee may call a meeting of the Compensation Committee. The Compensation Committee shall make and retain complete and accurate minutes of its meetings.

     Formal action to be taken by the Compensation Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Compensation Committee members present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Compensation Committee. Any non-management member of the Board of Directors may, at his or her option, attend a meeting of the Compensation Committee but shall not be counted in determining the presence of a quorum and shall not be entitled to vote.

     In fulfilling its responsibilities, the Compensation Committee shall be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Compensation Committee.

Meetings

     The Compensation Committee shall hold meetings as deemed necessary or desirable by the Chair of the Compensation Committee. In addition to such meetings of the Compensation Committee as may be required to perform the functions described under "Responsibilities and Duties" below, the Compensation Committee shall meet at least semi-annually. The Compensation Committee should meet at least annually with the Company's Chief Executive Officer and such other senior executives as the Compensation Committee deems appropriate. However, the Compensation Committee should meet periodically in executive session without the presence of management.

Responsibilities and Duties

     The Compensation Committee discharges the Board of Directors' responsibilities relating to compensation of the Company's executive officers and produces an annual report on executive compensation for inclusion in the Company's proxy statement. The Compensation Committee approves and administers executive compensation programs in furtherance of the interests of the stockholders. The Compensation Committee has the responsibility and authority to oversee and review the Company's overall programs of employee benefits as well as the Company's policies and terms and conditions applicable to its employees. In discharging its oversight role, the Compensation Committee is empowered to study or investigate any matter of interest or concern that the Compensation Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the sole authority to approve the fees payable to such counsel or other experts and all other terms of retention.

     The following shall be the principal recurring duties of the Compensation Committee in carrying out its responsibilities:

     A. Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer; evaluate the performance of the Chief Executive Officer in light of those goals and objectives; and establish the level of the Chief Executive Officer's compensation based on this evaluation.

     B. Approve the base and incentive compensation of the Company's other executive officers.

     C. Review and make recommendations to the Board with respect to the compensation of non-management directors and directors' and officers' indemnity and insurance matters.

     D. Review and make recommendations to the Board of Directors with respect to existing or proposed incentive compensation, equity-based compensation plans and overall compensation and benefits.

     E. Administer the Company's stock option and employee stock purchase plans and any other equity-based plans that may be established in the future.

     F. Prepare the compensation committee report required to be included in the proxy statement for the Company's annual meeting of stockholders.

     G. Regularly report to the Board of Directors on the Compensation Committee's activities.

     H. Review and recommend to the Board of Directors, or approve, any contracts or transactions with current or former executive officers of the Company, including consulting, employment contracts, severance or termination arrangements and loans to employees made or guaranteed by the Company.

     I. Annually review the Compensation Committee's performance of its responsibilities and duties and review, reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Compensation Committee considers appropriate.

                                                                       Exhibit E

                              FTI CONSULTING, INC.
                            CHARTER OF NOMINATING AND
                         CORPORATE GOVERNANCE COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS


Organization and Operation

       There shall be a committee of the Board of Directors to be known as the Nominating and Corporate Governance Committee ("Committee"). The Committee shall be comprised of at least three member of the Board of Directors, each of whom are independent of management and FTI Consulting, Inc. ("Company"). Members of the Committee shall be considered independent if they meet the independence requirements of the New York Stock Exchange, Section 10A of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

       The members of the Committee shall be appointed annually by a majority vote of the entire Board of Directors, and each shall serve until his or her successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

       If a Chair has not been elected by the Board of Directors in accordance with the Corporate Governance Guidelines, the members of the Committee shall designate a Chair by majority vote of the members of the Committee. The Chair shall preside at all sessions of the Committee and set the agenda for each Committee meeting. The Chairman of the Board of Directors or the Chair of the Committee may call a meeting of the Committee. The Committee shall cause to be made and retain complete and accurate minutes of its meetings.

       Formal action taken by the Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Committee members present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Committee. Any non-management member of the Board of Directors may, at his or her option, attend a meeting of the Committee but shall not be counted in determining the presence of a quorum and shall not be entitled to vote.

       In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Committee.

Meetings

       The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under "Responsibilities and Duties" below, the Committee shall meet at least semiannually. The Company's Chief Executive Officer and other senior executives may attend meetings. However, the Committee should meet periodically in executive session without the presence of management.

Responsibilities and Duties

       The Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to nominations of directors and corporate governance. The Committee, in discharging its responsibilities, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the authority to retain a search firm to assist in identifying potential director candidates, outside counsel or other experts for this purpose, including the authority to approve the fees payable to such search firm, counsel or other experts and all other terms of retention.

       The following shall be the principal recurring duties of the Committee in carrying out its responsibilities:

       A. Review and recommend the size and composition of the Board of Directors.

       B. Develop criteria for selecting candidates for election as directors, identifying, evaluating (including inquiries into the background of candidates), recruiting and nominating such new candidates. In choosing candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on the Board of Directors.

       C. Identify individuals qualified to become directors of the Company and recommend to the Board of Directors nominees for all directorships to be filled by the stockholders or by the Board of Directors.

       D. Review and determine whether existing members of the Board of Directors should stand for reelection, taking into consideration such candidates as if they were candidates de novo.

       E. Develop and administer a process for, at least annually, the evaluation of the overall performance of the Board of Directors, this and the other committees and management and make recommendations to the Board of Directors, as appropriate, for improvement.

       F. Periodically review the Company's Charter and By-Laws and each committee Charter and recommend to the Board of Directors, as appropriate, changes to any of the foregoing, creation of additional committees or elimination of existing committees.

       G. Review corporate governance policies and best practices, recommend to the Board of Directors a set of corporate governance policies and practices to be applicable to the Company and monitor the Company's compliance with those policies and practices.

       H. Establish and oversee a program for the continuing education of the Board of Directors relative to the Company's business and the directors' fiduciary duties.

       I. Be responsible for the process relating to succession planning for the Chief Executive Officer and other executive officer positions.

       J. Report to the Board of Directors on the Committee's activities as appropriate, but at least annually.

       K. Annually review the Committee's performance of its responsibilities and duties and review, reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers appropriate.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                              FTI CONSULTING, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
           BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

       The undersigned stockholder(s) of FTI Consulting, Inc. (the "Company") hereby appoints Messrs. Jack B. Dunn, IV and Theodore I. Pincus, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on May 21, 2003, and at any and all adjournments thereof, to vote all shares of common stock of said Company held of record by the undersigned on March 14, 2003, as if the undersigned were present and voting the shares.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 4, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.

                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                              FTI CONSULTING, INC.

                                  May 21, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
--------------------------------------------------------------------------------

1. Election of Class I Directors.

                                Nominees:
[_]  FOR ALL NOMINEES           ( )  James A. Flick, Jr.
                                ( )  Peter F. O'Malley
[_]  WITHHOLD AUTHORITY
     FOR ALL NOMINEES

[_]  FOR ALL EXCEPT
     (See instructions below)



INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark
-------------
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ( )
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note       [_]
that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------
                                                           FOR  AGAINST  ABSTAIN

 2.   Amendment of the Company's Charter to increase the   [_]    [_]      [_]
      number of shares authorized by 30,000,000.

 3.   Amendment of the Company's Employee Stock Purchase
      Plan, as amended, to increase the number of shares   [_]    [_]      [_]
      authorized by 250,000 shares.

 4.   Ratification of selection of Ernst & Young, LLP to
      serve as independent accountants for the Company     [_]    [_]      [_]
      for the fiscal year ending December 31, 2003.

 5. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law.


                        I PLAN TO ATTEND THE MEETING [_]



Please check here if you plan to attend the meeting.


Signature of Stockholder__________________________     Date:____________________

Signature of Stockholder__________________________     Date:____________________

   Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.